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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 2002 relating to the financial statements and financial statement schedules of Commonwealth Telephone Enterprises, Inc., which appears in Commonwealth Telephone Enterprises, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.


/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
July, 12, 2002